Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vinci Compass Investments Ltd. of our report dated February 26, 2025 relating to the financial statements, which appears in the Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, January 30, 2026